UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 20, 2010 (December 14, 2010)

Swift Transportation Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35007 (Commission File No.)	27-2646153 (I.R.S. Employer Identification Number)
2200 South 75th Avenue
Phoenix, Arizona 85043
(Address of principal executive offices, including zip code)
(602) 269-9700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 14, 2010, William Post and Glenn Brown were appointed as members, with Mr. Post as Chairman, of the Board of Directors of Swift Transportation Company (the “Company”), effective upon the pricing of the initial public offering of the Company’s Class A Common Stock on December 15, 2010. Mr. Post was also appointed to the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, of which Mr. Post will serve as Chairman. Mr. Brown was also appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee.
     William Post is the Chairman of the Company’s Board of Directors. In 2009, Mr. Post retired as Chairman and Chief Executive Officer of Pinnacle West Capital Corporation, and retired from its board of directors in 2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at Arizona Public Service beginning in 1982, including Vice President and Controller, Vice President of Finance and Regulation, Chief Operating Officer, President, and Chief Executive Officer. Mr. Post joined the board of Arizona Public Service in 1994 and the board of Pinnacle West in 1997. Mr. Post received a bachelor of science degree from Arizona State University in 1973. He currently serves on the boards of First Solar, Inc., Translational Genomics Research Institute, and the Thunderbird School of International Management. Mr. Post’s qualifications to serve as the Chairman of the Company’s Board of Directors includes his substantial experience serving as chairman on numerous boards of directors, including his current roles as Chairman of both Blue Cross Blue Shield of Arizona and the Board of Trustees of Arizona State University, and as a past Chairman on the boards of Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited, the Institute of Nuclear Power, and El Dorado Investment Company. Mr. Post also served as a director of Phelps Dodge Corporation from 2001 to 2007.
     Glenn Brown is a Director of the Company. In 2005, Mr. Brown retired as Chief Executive Officer of Contract Freighters Inc., a U.S.-Mexico truckload carrier that was sold to Con-way Inc. in 2007, where Mr. Brown worked since 1976. During his tenure at Contract Freighters, Mr. Brown also served as President and Chairman. Prior to working with Contract Freighters, Mr. Brown was employed by Tri-State Motor Transit from 1966 through 1976. Mr. Brown serves on the boards of directors of Freeman Health System and the Joplin (Missouri) Humane Society. Mr. Brown’s qualifications to serve on the Company’s Board of Directors include his extensive experience gained in various roles within the transportation and logistics services industry, including his service as a past Vice-Chairman of the American Trucking Associations, Inc., and as a board member of the Truckload Carriers Association and the Missouri Trucking Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY
By:	/s/ James Fry
	Name:	James Fry
	Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: December 20, 2010